Exhibit 10.15

DIRECTOR NOMINATION AGREEMENT

BETWEEN

EASTERLY GOVERNMENT PROPERTIES, INC.

AND

MICHAEL P. IBE

Dated as of January 26, 2015

DIRECTOR NOMINATION AGREEMENT

BETWEEN

EASTERLY GOVERNMENT PROPERTIES, INC.

AND

MICHAEL P. IBE

This DIRECTOR NOMINATION AGREEMENT (as the same may be amended, modified or supplemented from time to time, this “Agreement”), dated as of January 26, 2015, is entered into by and between Easterly Government Properties, Inc., a Maryland corporation (the “Company”) and Michael P. Ibe (together with any permitted assignees pursuant to Section 4.4, the “Contributor”).

WHEREAS, the Company has entered into an Underwriting Agreement to sell shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) to the underwriters named therein in connection with the Company’s initial public offering (the “IPO”);

WHEREAS, the Contributor has entered into a Contribution Agreement dated as of January 26, 2015 by and among the (i) Company, (ii) Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), and (iii) the Contributor, Courthouse Management, Inc., a California corporation, and Western Devcon Inc., a California corporation (collectively, “Western Devcon”) pursuant to which the Operating Partnership will acquire the fee interests in fourteen (14) properties held by Western Devcon (the “Contribution”);

WHEREAS, in consideration for the Contribution, the Contributor will receive common units of the Operating Partnership (“OP Units”) that are redeemable for either cash or, at the option of the Company, shares of Common Stock; and

WHEREAS, on and following the date of completion of the IPO (the “Closing Date”), the Contributor and the Company wish to provide for certain director nomination and other rights.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I – DEFINED TERMS

Section 1.1 Defined Terms.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning set forth in the Recitals.344

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Contributor” shall have the meaning set forth in the Preamble.

“Contributor Designee” shall mean: (i) initially, the following individual who is a Director upon the completion of the IPO: Michael P. Ibe, and (ii) thereafter, at any time, the individual designated by the Contributor pursuant to this Agreement for nomination or appointment to the Board at or after the then most recent annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which Directors are to be elected) who is either serving as a Director or whose nomination or appointment to the Board is pending.

“Designation Notice” shall have the meaning set forth in Section 2.1(b).

“Director” shall mean each member of the Board.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“IPO” shall have the meaning set forth in the Recitals.

“OP Units” shall have the meaning set forth in the Recitals.

ARTICLE II– DIRECTOR NOMINATION RIGHTS

Section 2.1 Director Nomination Rights.

(a) Except as provided in this Agreement, for so long as the Contributor or any entity controlled by the Contributor owns of record an aggregate number of shares of Common Stock and OP Units representing ten percent (10%) or more of the then outstanding Common Stock on a fully-diluted basis (assuming all securities convertible or exchangeable into shares of Common Stock, including all OP Units not held directly or indirectly by the Company, are converted or exchanged into or redeemed for shares of Common Stock), the Contributor shall have the right, but not the obligation, to designate one individual for nomination to the Board at each annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which all Directors are to be elected). The Contributor shall provide such certifications regarding the beneficial ownership of shares of Common Stock and OP Units by the Contributor as may reasonably be requested by the Company in order to confirm the Contributor’s rights pursuant to this Agreement.

(b) For each annual meeting of the stockholders of the Company, the Contributor shall submit in writing to the Company the name of an individual the Contributor is designating for nomination to the Board (the “Designation Notice”), if any, at least 120 days prior to the first anniversary of the date on which the proxy statement for the preceding year’s annual meeting was filed with the United States Securities and Exchange Commission; provided, however, that with respect to the 2016 annual meeting, a special meeting in lieu of an annual meeting at which all Directors are to be elected, or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the Designation Notice to be timely must be so submitted not later than the later of the 120th day prior to the date of such meeting or the tenth day following the day on which public announcement or notice to the Contributor of the date of such meeting is first made. In the event the Contributor has not provided the Designation Notice within the time period set forth above for a meeting, the Contributor will be deemed to have designated the Contributor Designee currently serving on the Board for reelection at such meeting.

(c) At each annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which Directors are to be elected), the Board shall nominate the Contributor Designee for election at such meeting, solicit proxies (or cause the Company to solicit proxies) in favor of the election of the Contributor Designee in a manner consistent with its solicitation of proxies for the election of all other Director candidates nominated by the Board and recommend that the stockholders of the Company elect to the Board the Contributor Designee. Neither the Board nor the Company shall take any action to oppose the election of the Contributor Designee, including, without limitation, nominating for election to the Board more individuals than the number of Director seats available or recommending that stockholders vote in favor of any nominee opposing the Contributor Designee.

(d) If the Board becomes classified, the Contributor Designee shall be placed in the class with the earliest expiring term. With respect to each subsequent annual meeting of the stockholders of the Company (or special meeting in lieu of an annual meeting at which Directors are to be elected) occurring at a time when the Board is classified, the Contributor may designate an individual for nomination to the Board only if the term of such Contributor Designee placed with in the class with the earliest expiring term is expiring in such year.

Section 2.2 Director Qualifications.

(a) No individual may be designated by the Contributor for nomination or appointment to the Board at any time: (i) if, within ten years of such time, any of the events described in Items 401(f)(2)-(8) of Regulation S-K under the Securities Act of 1933, as amended (or any successor regulation) occurred, unless the Company, in its sole discretion, concludes that disclosure of such event would not be required, (ii) if such individual would be prohibited by applicable law from serving as a Director or (iii) if a majority of the members of the Board, other than the Contributor Designee, determine, in good faith, that such individual’s service as a Director would be materially detrimental to the Company (in which case the Contributor will have 30 days to designate a replacement pursuant to a Designation Notice delivered in accordance with Section 2.1(b) without giving effect to the deadlines set forth therein).

The Contributor shall use reasonable efforts to ensure that any Contributor Designee satisfies all stated criteria and guidelines for director nominees of the Company.

(b) Any Contributor Nominee shall be required, as a condition to such individual’s nomination, appointment and service as a Director, to make such acknowledgements, enter into such agreements and provide such information as the Board requires of all Directors at such time, including without limitation, completing such questionnaires as the Company requires of all Directors or nominees and agreeing to be bound by the Company’s Code of Business Conduct and Ethics, Statement of Company Policy on Insider Trading and Disclosure, and Special Trading Procedures for Insiders. Any Contributor Designee shall also be required, as a condition to such individual’s nomination, appointment and service as a Director, to submit an irrevocable conditional resignation to be effective upon the occurrence of a termination in the Contributor’s director nomination rights pursuant to Section 2.1(a) and the Board’s formal acceptance of such resignation following such termination. The Company also agrees that it will provide indemnification, advancement of expenses, directors’ and officers’ liability insurance and compensation for service as a director to the Contributor Designee who is a Director on the same basis, and in the same manner, as it does for all other non-employee Directors.

Section 2.3 Vacancies.

In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Contributor Designee, the Contributor shall have the right, but not the obligation, to cause the vacancy created thereby to be filled by a new designee of the Contributor, and, in such a case, the Company hereby agrees to take all reasonable actions necessary to accomplish the same.

ARTICLE III-BOARD OBSERVER RIGHTS

Section 3.1 Board Observer Rights

For so long as the Contributor Designee is serving on the Board pursuant to Section 2.1(a), in addition to any right to designate an individual to serve as a member of the Board, the Contributor shall have the right to designate an individual from time to time who shall serve as a representative of the Contributor and shall have the right to attend all meetings (whether held in person, by telephone or otherwise) of the Board. The Company shall provide to such representative copies of all notices, minutes, consents, and other materials that it provides to the members of the Board from time to time (at the same time and in the same manner as provided to such directors and whether or not in connection with a meeting); provided, however, that such representative shall have agreed in writing to be bound by any restrictions on use and disclosure of information as reasonably requested by the Company; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting, documentation or portion thereof if (i) the Board of Directors determines in good faith and upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel or (ii) to the extent such discussion or documentation involves the discussion of any commercial or other contractual relationship between the Company and the Contributor. The Contributor’s representative shall have no rights to vote on any matters presented to the Board and the Chairman of the Board, in his or her sole discretion, may limit, restrict or terminate such representative’s right to actively participate in any meeting of the Board.

ARTICLE IV- GENERAL PROVISIONS

Section 4.1 Termination.

This Agreement shall automatically terminate at such time as either (i) the Contributor no longer has the right to nominate a Director to the Board pursuant to Section 2.1(a) or (ii) the Company shall enter into a merger, consolidation or other similar transaction following which a majority of the members of the board of directors of the resulting company were not members of the Board immediately prior to such transaction. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 4.2 Notices.

(a) Any notice, demand, request or report required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent by nationally recognized overnight delivery service or facsimile transmission (with facsimile receipt confirmed), to the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i) if to the Contributor:

Michael P. Ibe

10525 Vista Sorrento Parkway, Suite 110

San Diego, California 92121

Phone: (858) 587-9999

Facsimile: (858) 587-1954

(ii) if to the Company:

c/o Easterly Government Properties, Inc.

2101 L Street NW, Suite 750

Washington, DC 20037

Phone: (202) 595-9500

Facsimile: (617) 581-1440

Attention: William C. Trimble, III

(b) Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by facsimile, be deemed received upon confirmation.

(c) Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 4.3 Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by each of the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.4 Successors and Assigns.

Except as specifically provided herein, this Agreement may not be assigned by the Company without the express prior written consent of the Contributor, and any attempted assignment, without such consent, shall be null and void. Except as specifically provided herein, this Agreement may not be assigned by the Contributor without the express prior written consent of a majority of the Board not affiliated with the Contributor, and any attempted assignment, without such consent, shall be null and void.

Section 4.5 Third Parties.

This Agreement does not create any rights, claims or benefits inuring to any person or entity that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.6 Governing Law.

This Agreement shall be governed by and construed in accordance with, the laws of the State of Maryland, without regard to the choice of law or conflict of law provisions thereof.

Section 4.7 Waiver of Trial by Jury.

EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.8 Specific Performance.

Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the Company (in the case of a breach by any of the Contributor) or the Contributor (in the case of a breach by the Company) would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the Company and the Contributor, as the case may be, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

Section 4.9 Entire Agreement.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 4.10 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 4.11 Table of Contents, Headings and Captions.

The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.12 Counterparts.

This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

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IN WITNESS WHEREOF, the parties hereto have caused this Director Nomination Agreement to be duly executed as of the date first above written.

EASTERLY GOVERNMENT PROPERTIES, INC., a Maryland corporation

By:	/s/ William C. Trimble, III
	Name:	William C. Trimble, III
	Title:	President and Chief Executive Officer

[Signatures continue on following page]

[Signature Page to Director Nomination Agreement]

CONTRIBUTOR:

/s/ Michael P. Ibe
Michael P. Ibe

[Signature Page to Director Nomination Agreement]